UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2006

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2006, the Company entered into an agreement to amend its Amended and Restated Loan and Security Agreement (the “Amendment”) with Wells Fargo Foothill, Inc., as agents, and certain lenders (the “Foothill Credit Facility”). The Amendment amends and changes the definition of Adjusted EBITDA in the Foothill Credit Facility. A copy of the Agreement is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective as of October 1, 2006, Hudson Highland Group, Inc. (the “Company”) completed the sale (the “Sale”) of its Highland Partners executive search business (“Highland”) pursuant to a Purchase Agreement (the “Agreement”), dated September 18, 2006, among the Company, Hudson Highland Group, Inc., Highland Partners Co (Canada), Highland Partners (Aust) Pty Ltd, and Highland Partners Limited, and Heidrick & Struggles International, Inc., Heidrick & Struggles Canada, Inc., and Heidrick & Struggles Australia, Ltd. (collectively, “Heidrick”). At the closing of the Sale, the Company received from Heidrick $36.6 million in cash, subject to a post-closing net working capital adjustment, of which the Company is paying $9.55 million to certain partners of Highland in consideration for providing assistance in completing the Sale, entering into an employment agreement with Heidrick and providing the Company a general release from liability, resulting in net proceeds at closing of $27.1 million. The net proceeds from the Sale including other estimated payments and costs are approximately $20 million. The Agreement provides for contingent payments by Heidrick to the Company of up to $15.0 million subject to the achievement by Highland of certain future revenue metrics in 2007 and 2008.

The Agreement contains customary indemnification obligations of the Company and generally provides that the Company will retain pre-closing liabilities of Highland other than those reflected on Highland’s transferring balance sheet and contractual obligations. Copies of the Agreement and a press release the Company issued on October 2, 2006, announcing the completion of the Sale are filed herewith as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Pro forma financial information.

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(c) Not applicable.

(d) Exhibits. The following exhibits are being filed herewith:

4.1	Amendment Number 10 to Amended and Restated Loan Security Agreement, dated as of October 2, 2006, among Hudson Highland Group, Inc., the Borrowers (as defined therein), Wells Fargo Foothill, Inc. and the Lenders (as defined therein).

10.1	Purchase Agreement, dated as of September 18, 2006, among Hudson Highland Group, Inc., Highland Partners Co (Canada), Highland Partners (Aust) Pty Ltd, and Highland Partners Limited, and Heidrick & Struggles International, Inc., Heidrick & Struggles Canada, Inc., and Heidrick & Struggles Australia, Ltd. [The schedules and exhibits to this document are not being filed herewith. Hudson Highland Group, Inc. agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.] (incorporated by reference to Exhibit 10.1 to Hudson Highland Group, Inc.’s Form 8-K dated September 19, 2006 (file No. 0-50129))

99.1	Press Release of Hudson Highland Group, Inc. issued on October 2, 2006.

99.2	Unaudited pro forma financial information of Hudson Highland Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: October 3, 2006	By:	/s/ RALPH L. O’HARA
Ralph L. O’Hara
Vice President, Global Controller

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
4.1	Amendment Number 10 to Amended and Restated Loan Security Agreement, dated as of October 2, 2006, among Hudson Highland Group, Inc., the Borrowers (as defined therein), Wells Fargo Foothill, Inc. and the Lenders (as defined therein).

10.1	Purchase Agreement, dated as of September 18, 2006, among Hudson Highland Group, Inc., Highland Partners Co (Canada), Highland Partners (Aust) Pty Ltd, and Highland Partners Limited, and Heidrick & Struggles International, Inc., Heidrick & Struggles Canada, Inc., and Heidrick & Struggles Australia, Ltd. [The schedules and exhibits to this document are not being filed herewith. Hudson Highland Group, Inc. agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.] (incorporated by reference to Exhibit 10.1 to Hudson Highland Group, Inc.’s Form 8-K dated September 19, 2006 (file No. 0-50129))

99.1	Press Release of Hudson Highland Group, Inc. issued on October 2, 2006.

99.2	Unaudited pro forma financial information of Hudson Highland Group, Inc.